UNITED STATES
SECURITIES AND EXCHANGE COMMISION
WASHINGTON, D.C. 20549
____________________

FORM 8-K
____________________

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 30, 2008
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Commission File Number: 000-10690

LATTICE INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	22-2011859
State of Incorporation	IRS Employer Identification No.

  7150 N. Park Drive, Suite 500, Pennsauken, New Jersey 08109
  (Address of principal executive offices)

(856) 910-1166
  (Registrant’s telephone number, including area code)

Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01 Entry into a Material Definitive Agreement

On June 30, 2008, Lattice Incorporated (the “Company”) entered into an Exchange Agreement with Barron Partners LP (“Barron”), pursuant to which, Barron agreed to the cancellation of certain unregistered warrants of the Company (the “Unregistered Warrants”). The Unregistered Warrants consisted of the following: 10,544,868 of the Company’s Series A Warrants with an exercise price of $0.35 per share expiring 9/19/2011, 12,500,000 of the Company’s Series B Warrants with an exercise price of $0.875 per share expiring 9/19/2011, and 1,900,000 warrants with an exercise price of $0.50 per share expiring 2/8/2012. In consideration for the cancellation of the Unregistered Warrants, the Company issued to Barron 520,000 shares of its newly designated Series C Preferred Stock (the “Series C Preferred”). Each share of Series C Preferred is convertible into 10 shares of our common stock at the option of the holder. The Series C Preferred does not have any voting rights.

Item 3.02 Unregistered Sales of Equity Securities

See Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.21	Exchange Agreement between Lattice Incorporated and Barron Partners LP dated June 30, 2008
Exhibit 10.22	Certificate of Designation of Series C Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lattice Incorporated

Date: July 8, 2008	By:	/s/ Paul Burgess
Paul Burgess Chief Executive Officer

Exhibits

Exhibit 10.21	Exchange Agreement between Lattice Incorporated and Barron Partners LP dated June 30, 2008
Exhibit 10.22	Certificate of Designation of Series C Preferred Stock